Exhibit 99.1

9 Main Street - Flemington, NJ 08822 (908) 788-9660 - Fax: (908) 788-4024 Email: office@zangani.com - www.zangani.com

For Release:	IMMEDIATELY
Contact:	Mandeep Taneja / Dynamic Health Products, Inc.	(727) 329-1845
	Leonardo G. Zangani / Financial PR	(908) 788-9660

Dynamic Health Products, Inc. Completes Acquisition of Ownership of

Bob O’Leary Health Food Distributor Co., Inc.

LARGO, Fla., October 4/PRNewswire-FirstCall/ — Dynamic Health Products, Inc. (“Dynamic”) (the “Company”) (OTC Bulletin Board: DYHP) announced today that on October 1st, 2004, it completed the acquisition of Bob O’Leary Health Food Distributor Co., Inc. (“BOSS”).

The purchase price for the acquisition was $5.5 million in cash and the cash payment of certain liabilities. The purchase price is subject to adjustment under certain circumstances. In conjunction with the acquisition Dynamic completed the placement of $6 million in secured convertible notes and warrants to an institutional investor.

Revenues for BOSS for the years ended December 31, 2003 and 2002 were approximately $29.7 million and $25.4 million, respectively. Unaudited revenues for the six months ended June 30, 2004 were $17.1 million.

Dynamic markets and distributes high-quality dietary supplements, over-the-counter drugs, and health and beauty care products.

BOSS is engaged in developing, wholesaling and distributing a wide variety of non-prescription dietary supplements, vitamins, health food and nutritional products, soft goods and other related products. It was determined by management and the Board of Directors of Dynamic that it would be in the best interest of Dynamic to acquire BOSS to further certain of its business objectives, including without limitation, providing additional sales and expanded marketing and distribution channels for Dynamic.

This press release contains certain forward-looking statements, including those regarding the Company and its subsidiaries’ expectations, intentions, strategies and beliefs pertaining to future performance. All statements contained herein are based upon information available to the Company’s management as of the date hereof, and actual results may vary based upon future events, both within and without management’s control. Historical financial results of operations are condensed and should not be considered a complete disclosure of the Company’s annual results. Financial results are prepared in accordance with U.S. generally accepted accounting principles.

Safe Harbor Provisions

Certain oral statements made by management from time to time and certain statements contained in press releases and periodic reports issued by Dynamic Health Products, Inc. (the “Company”), as well as those contained herein, that are not historical facts are “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management’s Discussion and Analysis, are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and are based on assumptions made by management. Forward looking statements include without limitation statements regarding: (a) the Company’s strategies regarding growth and business expansion, including future acquisitions; (b) the Company’s financing plans; (c) trends affecting the Company’s financial condition or results of operations; (d) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (e) the declaration and payment of dividends; and (f) the Company’s ability to respond to changes in customer demand and regulations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. When issued in this report, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions are generally intended to identify forward-looking statements.

Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) changes in the regulatory and general economic environment related to the healthcare, nutriceutical and pharmaceutical industries; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company’s revenue and/or cost and expenses, such as increased competition, lack of qualified marketing, management or other personnel, and increased labor and inventory costs; (iv) changes in technology or customer requirements, which could render the Company’s technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales and (vi) its customers’ willingness to accept its Internet platform in the future. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the headings “Business,” and “Risk Factors” and “Management’s Discussion and Analysis or Plan of Operation” in the Company’s Form 10-KSB as of and for the year ended March 31, 2004 which was filed on June 29, 2004.

The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements which are not historical facts contained in this advertisement are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, governmental approval processes, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed in the Company’s filings with the Securities and Exchange Commission.

L.G. Zangani, LLC provides financial public relations service to the Company. As such L.G. Zangani, LLC and/or its officers, agents and employees, receives remuneration for public relations and or other services in the form of moneys, capital stock in the Company, warrants or options to purchase capital in the Company.